Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-116337, 333-126340, 333-136362, 333-141125, 333-142254, 333-144356, 333-147128, 333-153277, 333-162439, 333-170034, 333-188938, 333-190023, 333-192951, 333-203390, 333-219442, and 333-227464) on Form S-8 of our report dated February 15, 2023, with respect to the consolidated financial statements of ASML Holding N.V. and the effectiveness of internal control over financial reporting.
/s/ KPMG Accountants N.V
Amstelveen, the Netherlands.
February 15, 2023